Exhibit 16.1

October 7, 2016

Securities and Exchange Commission

100 F Street, N.E.

Washington, DC 20549

Commissioners:

We have read the statements made by DelMar Pharmaceuticals, Inc. (copy attached), which we understand will be filed with the Securities and Exchange Commission, pursuant to Item 4.01 of Form 8K, as part of the Form 8-K of DelMar Pharmaceuticals, Inc. dated October 7, 2016. We agree with the statements concerning our Firm in such Form 8-K.

Very truly yours,

(signed) PricewaterhouseCoopers LLP

Chartered Professional Accountants

PricewaterhouseCoopers LLP

PricewaterhouseCoopers Place, 250 Howe Street, Suite 700, Vancouver, British Columbia, Canada V6C 3S7

T: +1 604 806 7000, F: +1 604 806 7806, www.pwc.com/ca

“PwC” refers to PricewaterhouseCoopers LLP, an Ontario limited liability partnership.